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                                                                EXHIBIT 10.64

                                       March 27, 1997


Mr. David A. Hagelstein
1411 North Woodward Avenue
Suite 313
Birmingham, Michigan 48009

Mr. Jay F. Joliat
Joliat & Company, Inc.
1411 North Woodward
Suite 300
Birmingham, Michigan  48009

Sun Pharmaceutical Industries Limited
Synergy House, Subhanpura
Gorwa Road, Baroda, 390-007 India
Attn: Dilip Shanghvi

RE:  CARACO PHARMACEUTICAL LABORATORIES, LTD. (THE "COMPANY")

Dear Messrs. Hagelstein, Joliat and Shanghvi:

This letter, when countersigned by Hagelstein, Joliat and Sun Pharmaceutical Industries Limited ("Sun"), will constitute a binding agreement between the Company, Hagelstein, Joliat and Sun. Each of the parties is aware of the Company's financial circumstances, the necessity for the Company to raise additional financing for operating capital and Sun's proposal to make a capital contribution of $7.5 million for 5.3 million shares of the Common Stock of the Company (the "Capital Contribution") pursuant to a stock purchase agreement (the "Stock Purchase Agreement"). Each of the parties is also aware that Sun has included as a condition to consummation of the Stock Purchase Agreement that Messrs. Hagelstein and Joliat each agree to "contribute" $500,000 each (as described below) to the Company.

Accordingly, Sun hereby agrees to make the Capital Contribution pursuant to the terms and conditions of the Stock Purchase Agreement in reliance upon the promises of Messrs. Hagelstein and Joliat hereunder. In addition, in order to accommodate Sun and assist the Company in raising needed financing, and acknowledging (i) the personal benefit to Hagelstein and Joliat in having Sun provide the Company with the Capital Contribution, and (ii) Sun's reliance on Hagelstein and Joliat each satisfying all of the terms and conditions of this agreement, Hagelstein


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and Joliat each agree to contribute $500,000 to the Company (in the manner described below) within the three (3) months following Sun's contribution of $4.0 million (U.S.) of the $7.5 million Capital Contribution. If, however, any part of Sun's $4.0 million contribution is in the form of an irrevocable letter of credit, the $4.0 million contribution will not be deemed to have been contributed for the purpose of this letter agreement, and Hagelstein's and Joliat's obligation to provide $500,000 each to Caraco will not commence, until the entire amount of the letter of credit(s) has been drawn down by Caraco and Caraco has actually received a total of $4.0 million (U.S.) in cash from Sun's $4.0 million contribution.

The Company will not be obligated to Hagelstein or Joliat in connection with their respective contributions and, accordingly, neither Hagelstein nor Joliat will receive any securities of or from the Company (including notes or stock) for such contribution to the Company. Hagelstein's and Joliat's respective contributions may be in the form of any combination of one or more of the following: (i) cash and/or (ii) shares of the Company's Common Stock ("Shares") valued at the higher of (a) the average of the bid and ask price or the closing price of the securities on the applicable national securities exchange, Nasdaq Small Cap Market, Nasdaq National Market, OTC Bulletin Board or comparable exchange during the five (5) trading days prior to the contribution or (b) at some other mutually agreed upon value. Notwithstanding the above, in the event that Hagelstein and/or Joliat elect to contribute Shares, neither Hagelstein nor Joliat will be obligated to contribute more than a maximum of 250,000 Shares each.

Very truly yours,

CARACO PHARMACEUTICAL LABORATORIES, LTD., a Michigan corporation


/s/William R. Hurd
By:  William R. Hurd
     Its:  President






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The terms and provisions of this
letter agreement, and each of them,
are hereby accepted and approved:


/s/Jay F. Joliat                                      Dated: March 27, 1997
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Jay F. Joliat, individually and
as Trustee of the Jay F. Joliat
Qualified Terminable Interest
Marital Trust u/a/d 4/8/82



/s/David A. Hagelstein                                Dated: March 27, 1997
-------------------------------------
David A. Hagelstein, individually and
as Trustee of the David Hagelstein
Trust u/a/d 10/27/93

Sun Pharmaceutical Industries Limited

By: /s/Dilip Shanghvi                                 Dated: April 1, 1997
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Dilip Shanghvi
Its: Managing Partner





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